Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of SofTech, Inc. on Form S-3 of our report, which includes an explanatory paragraph related to the Company's ability to continue as a going concern, dated August 7, 1997, on our audits of the consolidated financial statements and financial statement schedule of SofTech, Inc. as of May 31, 1997 and 1996, and for the years ended May 31, 1997 and 1996.

                                                  /s/ PricewaterhouseCoopers LLP
                                                  ------------------------------
                                                      PricewaterhouseCoopers LLP

Boston, Massachusetts
December 1, 1998